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EXHIBIT 10.1

FORM OF WARRANT

        THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO AN EXEMPTION UNDER SUCH ACT.

BW-	Void after
October 13, 2004

WARRANT
OF
NUVASIVE, INC.

        THIS CERTIFIES THAT, for value received,                        , together with his, her or its successors and assigns (the "Holder") is entitled to subscribe for and purchase, on the terms hereof, shares of "Next Stock" (as defined below), of Nuvasive, Inc., a Delaware corporation (the "Company"), subject to the following terms and conditions:

        1.    Convertible Promissory Note and Warrant Agreement.    This Warrant ("Warrant") is issued pursuant to that certain Convertible Promissory Note and Warrant Agreement dated October 13, 1999 (the "Agreement") by and among the Company, the Holder and other Investors (as defined in the Agreement). Pursuant to the Agreement, the Company also issued the Holder that certain Convertible Promissory Note dated October 13, 1999 (the "Note"). The Note and the other convertible promissory notes issued pursuant to the Agreement are collectively referred to as the "Notes."

        2.    Exercise of Warrant.    The terms and conditions upon which this Warrant may be exercised, and the Next Stock (as defined below) covered hereby may be purchased, are as follows:

          2.1    Term.    Subject to the terms hereof, this Warrant may be exercised at any time, or from time to time, in whole or in part (the "Exercise Date"), after the earlier of (i) the date of the closing of the Company's Next Qualified Equity Financing (as defined below) or (ii) March 31, 2000; provided, however, that in no event may this Warrant be exercised later than 5:00 p.m. (Pacific Time) on the earlier of (a) the close of business on October 13, 2004, (b) (i) the closing of the acquisition of the Company by another entity by means of a transaction or series of related transactions or (ii) the closing of the sale of all or substantially all of the assets of the Company, unless the Company's stockholders of record prior to such acquisition or sale shall hold at least fifty percent (50%) of the voting power of the acquiring or surviving entity immediately after such acquisition or sale, or (c) the initial underwritten public offering of the Company's Common Stock (the "Exercise Period"). At least ten (10) business days prior to the occurrence of an event specified in (b) or (c) of this Section 2.1, the Company shall send to the Holder notice of such event and that the Holder's rights under this Warrant shall terminate upon the occurrence of such event; provided, that if the Company sends such notice less than ten (10) days prior to the occurrence of such event, the Holder's right to exercise this Warrant shall be extended for a period of ten (10) days after the date the Holder receives such notice, after which time the Holder's rights under this Warrant shall terminate. The notice required by this paragraph may be waived by the Holder.

          2.2    Next Qualified Equity Financing.    The term Next Qualified Equity Financing shall mean the next equity financing involving the receipt by the Company of at least Three Million Dollars

  ($3,000,000) (excluding amounts received on conversion of the Notes) which is completed before March 31, 2000. Notwithstanding the foregoing, the Next Qualified Equity Financing shall not include an equity financing that is made in connection with either (i) any arrangement between the Company and any third party for any research or development involving the Company (including, without limitation, any arrangement that includes provision for research support, product development and/or testing support), (ii) any rights to commercialize any products resulting from the research or development programs of the Company (including, without limitation, rights to develop, make, use and/or sell any such products), or (iii) any other non-monetary consideration.

          2.3    Next Stock.    The term "Next Stock" shall mean the Company's Preferred Stock issued in the Next Qualified Equity Financing. However, if there is no Next Qualified Equity Financing before March 31, 2000, Next Stock shall refer to the Company's Series A Preferred Stock which shall have all rights allocated to Series A Preferred Stock as described in the Company's Certificate of Incorporation, as amended.

          2.4    Number of Shares.    This Warrant may be exercised for the number of shares of Next Stock equal to:

X =	A × B C	×	Y 31
A	=	5.0%
B	=	Original principal amount of Note.
C	=	The per share price at which the Next Stock was sold in the Next Qualified Equity Financing, or if no Next Qualified Equity Financing takes place by March 31, 2000, then $1.00.
X	=	The number of shares of Next Stock that may be purchased by Holder pursuant to this Warrant.
Y	=
The total number of days elapsed from October 13, 1999 to and including the earlier of (i) the date of the closing of the Next Qualified Equity Financing; (ii) the date of the Company's repayment of all principal and interest due under the Note; or (iii) March 31, 2000.

          2.5    Exercise Price.    This Warrant shall be exercisable into the number of shares of Next Stock specified in Section 2.4 above. If a Next Qualified Equity Financing occurs, the "Exercise Price" shall equal the price per share at which Next Stock was sold in the Next Qualified Equity Financing; provided, however, if no Next Qualified Equity Financing occurs, then the "Exercise Price" shall be one dollar ($1.00) per share.

          2.6    Method of Exercise.    The exercise of the purchase rights evidenced by this Warrant shall be effected by (a) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto as Schedule A, to the Company at its principal offices and (b) the delivery of the purchase price by check or bank draft payable to the Company's order or by wire transfer of same day funds to the Company's account for the number of shares for which the purchase rights hereunder are being exercised or any other form of consideration approved by the Company's Board of Directors. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided herein or at such later date as may be specified in the executed form of subscription, and at such time, the person or persons in whose name or names any certificate or certificates for shares of Next Stock shall be issuable upon such exercise, as provided herein, shall be deemed to have become the holder or holders of record thereof.

          2.7    Net Issue Exercise.    In lieu of exercising this Warrant by paying the Exercise Price in cash or by check, Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the Notice of Cashless Exercise annexed hereto as Schedule B duly completed and executed in which event the Company shall issue to Holder a number of shares of Next Stock computed using the following formula:

X=	(Y)(A-B) A
Where X =	The number of shares of Next Stock to be issued to Holder.
Y =	The number of shares of Next Stock purchasable under this Warrant.
A =	The fair market value of one share of Next Stock.
B =	Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section, the fair market value of one share of Next Stock shall be the fair market value of such share (or the underlying shares of Common Stock into which it is convertible) as determined in good faith by the Board of Directors of the Company.

        3.    Adjustments to Exercise Price.    The number and kind of shares of Next Stock issuable upon the exercise of this Warrant and the exercise price hereunder shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          3.1    Splits and Subdivisions.    If the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Next Stock or the determination of the holders of Next Stock entitled to receive a dividend or other distribution payable in additional shares of Next Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Next Stock (hereinafter referred to as the "Next Stock Equivalents") without payment of any consideration by such holder for the additional shares of Next Stock or Next Stock Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the purchase price shall be appropriately decreased and the number of shares of Next Stock which this Warrant is exercisable for, if any, shall be appropriately increased in proportion to such increase of outstanding shares.

          3.2    Combination of Shares.    If the number of shares of Next Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Next Stock, the purchase price shall be appropriately increased and the number of shares of Next Stock which this Warrant is exercisable for, if any, shall be appropriately decreased in proportion to such decrease in outstanding shares.

          3.3    Merger, Consolidation or Sale of Assets.    If at any time or from time to time there shall be a capital reorganization of the Company's Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets and properties to any other person or entity, then as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of the number of shares of Next Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this

  Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, merger, consolidation or sale.

          3.4    Adjustments for Other Distributions.    In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 3.1, then, in each such case for the purpose of this Section 3.4, upon exercise of this Warrant the Holder shall be entitled to a proportionate share of any such distribution as though such Holder was the holder of the number of shares of Next Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Next Stock of the Company entitled to receive such distribution.

          3.5    Reclassification or Reorganization.    If the Next Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Sections 3.1, 3.2 and 3.4 above, or a reorganization, merger, consolidation or sale of assets provided for in Section 3.3 above), then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of shares of Next Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

          3.6    Notice of Adjustments and Record Dates.    The Company shall promptly notify the Holder in writing of each adjustment or readjustment of the exercise price hereunder and the number of shares of Next Stock issuable upon the exercise of this Warrant. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based. In the event of any taking by the Company of a record of the holders of Next Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall notify the Holder in writing of such record date at least twenty (20) days prior to the date specified therein.

          3.7    No Impairment.    The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (a) shall at all times following the beginning of the Exercise Period reserve and keep available a number of its authorized shares of Next Stock, free from all preemptive rights therein, which shall be sufficient to permit the exercise of this Warrant and (b) shall take all such action as may be necessary or appropriate in order that all shares of Next Stock as may be issued pursuant to the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

        4.    Replacement of the Warrant.    On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of the Warrant, the Company at its expense shall execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.

        5.    Investment Intent.    Unless a current registration statement under the Securities Act of 1933, as amended, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of any securities acquired upon exercise hereof, the Holder shall deliver to the Company a written statement that the securities acquired by the Holder upon exercise hereof are for the account of the Holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and are being acquired with no present intention (at any such time) of offering or distributing such securities (or any portion thereof).

        6.    No Rights or Liability as a Stockholder.    This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase Next Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder as a stockholder of the Company.

        7.    Miscellaneous.

          7.1    Transfer of Warrant.    This Warrant shall not be transferable or assignable in any manner and no interest shall be pledged or otherwise encumbered by Holder without the express written consent of the Company, and any such attempted disposition of this Warrant or any portion hereof shall be of no force or effect.

          7.2    Titles and Subtitles.    The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.

          7.3    Notices.    Any notice required or permitted under this Warrant shall be given in writing and in accordance with Section 5.3 of the Agreement (for purposes of which, the term "Investors" shall mean Holder hereunder), except as otherwise expressly provided in this Warrant.

          7.4    Attorneys' Fees.    If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

          7.5    Amendments and Waivers.    This Warrant is issued by the Company pursuant to the Agreement. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of Warrants representing together the right to purchase at least a majority of all of the Next Stock of the Company subject to purchase pursuant to all of the Warrants; provided, however, that any amendments made to this Warrant must be made to each of the Warrants. Any amendment or waiver effected in accordance with this Section 7.5 shall be binding upon the Holder of this Warrant (and of any securities into which this Warrant is convertible), each future holder of all such securities, and the Company.

          7.6    Severability.    If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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        7.7    Governing Law.    This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to its conflicts of laws principles.

Date: October 13, 1999	NUVASIVE, INC., a Delaware corporation
	By:	Alexis V. Lukianov, President

SCHEDULE A

FORM OF SUBSCRIPTION

(TO BE SIGNED ONLY ON EXERCISE OF WARRANT)

To:  NUVASIVE, INC.

        The undersigned, the holder of the Warrant attached hereto, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder,                         * shares of                        Stock of Nuvasive, Inc., and herewith makes payment of $                        and requests that the certificates for such shares be issued in the name of, and delivered to                        , whose address is                        , and whose social security number/taxpayer identification number is                        .

Dated:

(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

(Print Name)

Address:

*
Insert here the number of shares as to which the Warrant is being exercised.

  SCHEDULE B

  NOTICE OF CASHLESS EXERCISE

To: NUVASIVE, INC.

        (1)   The undersigned hereby elects to acquire in a cashless exercise                        shares of the Next Stock (as defined in the attached Warrant) of Nuvasive, Inc. pursuant to the terms of Section 2.7 of the attached Warrant.

        (2)   Please issue a certificate or certificates representing said shares of Next Stock in the name of the undersigned or in such other name as is specified below:

By:
Name:

SCHEDULE OF WARRANT HOLDERS

Enterprise Partners IV, L.P.
Enterprise Partners IV Assoicates, L.P.
Kleiner Perkins Caufiled & Byers VIII, L.P.
KPCB VIII Founders Fund

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  EXHIBIT 10.1
FORM OF WARRANT
WARRANT OF NUVASIVE, INC.
SCHEDULE A FORM OF SUBSCRIPTION (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)
SCHEDULE OF WARRANT HOLDERS